Exhibit 4.3

Execution Copy

STOCKHOLDER AGREEMENT

by and among

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

and

TENGELMANN WARENHANDELSGESELLSCHAFT KG

Dated as of March 4, 2007

i

ii

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          STOCKHOLDER AGREEMENT dated as of March 4, 2007 (this “Agreement”), among THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation (“A&P”), and TENGELMANN WARENHANDELSGESELLSCHAFT KG, a limited partnership organized under the laws of Germany (“TENGELMANN”).

          WHEREAS, A&P, Sand Merger Corp, a Delaware corporation and a wholly owned subsidiary of A&P, and Pathmark Stores, Inc., a Delaware corporation (“Pathmark”), have entered into a Merger Agreement (the “Merger Agreement”), dated as of the date of this Agreement, pursuant to which, on the Closing Date (capitalized terms used in this Agreement shall have the meanings given to such terms in Article I), A&P will acquire (the “Merger”) Pathmark;

          WHEREAS, prior to the Merger, Tengelmann and its Affiliates beneficially own in the aggregate approximately 54% of the A&P Common Stock, and following the Merger, Tengelmann and its Affiliates will beneficially own in the aggregate approximately 45% of the A&P Common Stock;

          WHEREAS, the parties hereto desire to establish in this Agreement certain terms and conditions concerning the corporate governance of A&P and certain other matters;

          WHEREAS, Tengelmann has informed the Board of Directors of A&P that Tengelmann would not be willing to support the Merger without the rights granted to Tengelmann in this Agreement;

          WHEREAS, the Board of Directors of A&P has concluded that the Merger will provide substantial benefits to all A&P stockholders; and

          WHEREAS, the Board of Directors of A&P has concluded that the rights set forth in Section 2.01(f) and other related rights obtained from Tengelmann as a result of the negotiation of this Agreement will provide substantial benefits to the stockholders of A&P other than Tengelmann;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

          SECTION 1.01. Definitions. (a) As used in this Agreement, the following terms will have the following meanings:

          An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

          “beneficial owner” and words of similar import have the meaning assigned to such terms in Rule 13d-3 promulgated under the Exchange Act as in effect on the date of this Agreement.

          “Board of Directors” means the board of directors of A&P.

          “Business Combination” with respect to any Person will mean any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), of all or substantially all of the assets of such Person and its Subsidiaries, taken as a whole, to any other Person or (ii) any transaction (including any merger or consolidation) the consummation of which would result in any other Person (or, in the case of a merger or consolidation, the shareholders of such other Person) becoming, directly or indirectly, the beneficial owner of more than 50% of the Voting Stock and/or Equity Securities of such Person (measured in the case of Voting Stock by Voting Power rather than number of shares).

          “Bylaws” means the bylaws of A&P, as amended from time to time in accordance with this Agreement.

          “Charter” means the charter of A&P, as amended from time to time in accordance with this Agreement.

          “Closing” means the closing of the Merger.

          “Closing Date” means the date of the Closing.

          “Director” means a member of the Board of Directors.

          “Discriminatory Transaction” means any corporate action (other than those taken pursuant to the express terms of this Agreement) that would (i) impose material limitations on the legal rights of Tengelmann as a holder of a class of Voting Stock of A&P (including any action that would impose material restrictions without lawful exemption on Tengelmann that are based upon the size of security holding, the business in which a security holder is engaged or other considerations applicable to Tengelmann and not to holders of the same class of Voting Stock of A&P generally, but excluding any such action which is expressly required by applicable Law without any provision to exclude Tengelmann), which limitations are disproportionately (i.e. other than in a proportionate manner consistent with Tengelmann’s pro rata ownership of such class of Voting Stock) borne by Tengelmann as opposed to other A&P stockholders, or (ii) deny any material benefit to Tengelmann proportionately as a holder of any class of Voting Stock of A&P that is made available to other holders of that same class of Voting Stock of A&P generally, but excluding any such action which is expressly required by applicable Law without any provision to exclude Tengelmann.

          “Dissolution” means with respect to any Person the dissolution of such Person, the adoption of a plan of liquidation of such Person or any action by such Person to commence any suit, case, proceeding or other action (i) under any existing or future Law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to such Person, or seeking to adjudicate such Person bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to such Person or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for such Person, or making a general assignment for the benefit of the creditors of such Person. Any verb forms of this term have corresponding meanings.

          “Encumbrance” means any lien, encumbrance, security interest, pledge, mortgage, hypothecation, charge, restriction on transfer of title, adverse claim, title retention agreement of any nature or kind, or other encumbrance, except for any restrictions arising under any applicable securities Laws.

          “Equity Security” means (i) any common stock or other Voting Stock, (ii) any securities convertible into or exchangeable for common stock or other Voting Stock or (iii) any options, rights or warrants (or any similar securities) to acquire common stock or other Voting Stock.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended.

          “Fair Market Value” means (i) with respect to cash or cash equivalents, the amount of such cash or cash equivalents, (ii) with respect to any security listed on a national securities exchange or otherwise traded on any national securities exchange or other trading system, the average of the closing prices of such security as reported on such exchange or trading system for each of the five Trading Days prior to the date of determination, and (iii) with respect to property other than cash or securities of the type described in clauses (i) and (ii), the cash price at which a willing seller would sell and a willing buyer would buy such property in an arm’s length negotiated transaction without time constraints.

          “GAAP” means U.S. generally accepted accounting principles, as in effect at the time such term is relevant.

          “Governance Committee” means the Governance Committee of the Board of Directors or any successor committee thereto.

          “Governmental Entity” means any transnational, federal, state, local or foreign government, or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities exchange or national quotation system on which securities issued by A&P or any of its Subsidiaries are listed or quoted.

          “Indebtedness” means, with respect to any Person, without duplication: (i) (A) indebtedness for borrowed money, (B) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof), (D) all letters of credit issued for the account of such Person and (E) obligations of such Person to pay rent or other amounts under any lease of real property or personal property, which obligations are required to be classified as capital leases in accordance with GAAP; (ii) indebtedness for borrowed money of any other Person guaranteed, directly or indirectly, in any manner by such Person; and (iii) indebtedness of the type described in clause (i) above secured by any Encumbrance upon property owned by such Person, even though such Person has not in any manner become liable for the payment of such indebtedness; provided, however, that Indebtedness shall not be deemed to include (i) any accounts payable or trade payables incurred in the ordinary course of business of such Person, or (ii) any intercompany indebtedness between any Person and any wholly owned Subsidiary of such Person or between any wholly owned Subsidiaries of such Person.

          “Issuer FWP” has the meaning assigned to “issuer free writing prospectus” in Rule 433 under the Securities Act.

          “Law” means any law, treaty, statute, ordinance, code, rule, regulation, judgment, decree, order, writ, award, injunction, authorization or determination enacted, entered, promulgated, enforced or issued by any Governmental Entity.

          “Market Price” for any security on each business day means: (A) if such security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) if such security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by A&P, or (C) if neither clause (A) nor (B) is applicable, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City of New York, customarily published on each business day, designated by A&P. If there are no such prices on a business day, then the Market Price shall not be determinable on such business day.

          “MGCL” means the Maryland General Corporation Law, codified in Md Code Ann., Corps. & Ass’ns, Titles 1-3, as may be in effect from time to time.

          “Non-Tengelmann Director” means a Director who is not a Tengelmann Director.

          “NYSE” means the New York Stock Exchange.

          “Outstanding Percentage Interest” means, as of any date of determination, the percentage of Voting Power in A&P (determined on the basis of the number of outstanding shares of Voting Stock of A&P (including for such purposes any Voting Stock underlying stock options that is beneficially owned by Christian W.E. Haub as of the date of this Agreement), as set forth in the most recent SEC filing of A&P prior to such date that contained such information) that is beneficially owned by Tengelmann and its Affiliates as of such date.

          “A&P Common Stock” means the common stock of A&P, par value $1.00 per share, and any other common stock of A&P that may be issued from time to time.

          “Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity, unincorporated organization or other entity, foreign or domestic.

          “Piggyback Percentage” of Tengelmann or Yucaipa, as applicable, means the result of dividing (i) the product of the number of shares requested to be registered by such Person (including, in the case of Yucaipa, shares issuable under the Roll-over Warrants) and the number of shares beneficially owned by such Person as of the date of any notice given pursuant to Section 3.02 or, if not practicably obtainable as of such date, as of the most recent date practicably obtainable (excluding, in the case of Yucaipa, shares issuable under the Roll-over Warrants to the extent not requested to be registered) (in the case of Tengelmann, the “Tengelmann Amount” and, in the case of Yucaipa, the “Yucaipa Amount”), by (ii) the sum of the Tengelmann Amount and the Yucaipa Amount.

          “Registrable Securities” means (i) all shares of A&P Common Stock beneficially owned by Tengelmann on the date hereof or purchased by Tengelmann and beneficially owned at any time by Tengelmann and (ii) any securities issued or issuable with respect to any such shares of A&P Common Stock by way of a stock dividend or other similar distribution or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided that the following securities are not Registrable Securities (A) any securities disposed of pursuant to a Registration Statement that has been declared effective by the SEC (or become automatically effective); (B) any securities that have been disposed of by Tengelmann pursuant to Rule 144 promulgated under the Securities Act; (C) any securities that may be disposed of within the next three months without registration under the Securities Act by Tengelmann pursuant to Rule 144(k) promulgated under the Securities Act in an orderly manner without materially adversely affecting the price at which such securities can be sold, as reasonably determined in good faith by Tengelmann; or (D) any securities that have been sold to or through a broker, dealer or underwriter in a public distribution or other public securities transaction or sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144 promulgated thereunder (or any successor rule).

          “Representatives” means the directors, officers, employees, agents, investment bankers, financing sources, attorneys, accountants and advisors of either Tengelmann, on the one hand, or A&P, on the other hand, as the context requires.

          “Roll-over Warrants” means the warrants issued as part of the Merger by A&P to Yucaipa in exchange for the Series A Warrants and the Series B Warrants.

          “SEC” means the U.S. Securities and Exchange Commission.

          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as amended.

          “Series A Warrants” means the Series A warrants to purchase 10,060,000 shares of common stock of Pathmark at an exercise price of $8.50 per share, as such share amount and exercise price may be adjusted from time to time in accordance with the terms of such warrants in effect on the date hereof (or as such terms shall be amended pursuant to agreements entered into on the date hereof in connection with the Merger).

          “Series B Warrants” means the Series B warrants to purchase 15,046,350 shares of common stock of Pathmark at an exercise price of $15.00 per share, as such share amount and exercise price may be adjusted from time to time in accordance with the terms of such warrants in effect on the date hereof (or as such terms shall be amended pursuant to agreements entered into on the date hereof in connection with the Merger).

          A “Subsidiary” of any Person means, on any date, any Person (i) the accounts of which would be consolidated with and into those of the applicable Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which (a) securities or other ownership interests representing more than 50% of the equity or (b) more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests, as of such date, are owned, controlled or held by the applicable Person or one or more Subsidiaries of such Person.

          “Tengelmann Director” means a Director designated for nomination by Tengelmann and actually elected or appointed pursuant to the provisions of Section 2.01.

           “Trading Day” means (i) for so long as the A&P Common Stock is listed or admitted for trading on the NYSE or another national securities exchange, a day on which the NYSE or such other national securities exchange is open for business or (ii) if the A&P Common Stock ceases to be so listed, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by Law or executive order to close.

          “2000 Warrants” means the warrants issued by Pathmark pursuant to the Warrant Agreement dated as of September 19, 2000 between Pathmark and ChaseMellon Shareholder Services, LLC.

          “13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock of A&P that would be required under Section 13(d) of the Exchange Act (as in effect on, and based on legal interpretations thereof existing at the time such determination is made), to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock of A&P representing more than 5% of any class of Voting Stock of A&P then outstanding.

          “Unaffiliated Equity Holders” means holders of Equity Securities of A&P other than Tengelmann and its Affiliates and any Person included in any 13D Group with Tengelmann and/or any of its Affiliates.

          “Underwriter” means a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer’s market-making activities.

          “Voting Power” means the power to vote or to control, directly or indirectly, by proxy or otherwise, the vote of any Voting Stock at the time such determination is made; provided that a Person will not be deemed to have Voting Power as a result of an agreement, arrangement or understanding to vote such Voting Stock if such agreement, arrangement or understanding (i) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (ii) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report). For purposes of determining the percentage of Voting Power of any class or series (or classes or series) beneficially owned by Tengelmann or any other Person, any Voting Stock not outstanding which is issuable pursuant to conversion, exchange or other rights, warrants, options or similar securities (other than any Voting Stock underlying stock options that is beneficially owned by Christian W. E. Haub as of the date of this Agreement) will not be deemed to be outstanding for the purpose of computing the Voting Power of Tengelmann or any other Person.

          “Voting Stock” of any Person means securities beneficially owned by such Person then having the right to vote generally in any election of directors of A&P.

          “Yucaipa” means Yucaipa Corporate Initiatives Fund I, L.P., Yucaipa American Alliance Fund I, L.P. and Yucaipa American Alliance (Parallel) Fund I, L.P.

          (b) As used in this Agreement, the terms set forth below will have the meanings assigned in the corresponding Section listed below:

Term	Section

Agreement	Preamble
Deferral Period	3.06
Demand Registration	3.01(a)
EDGAR	3.04(a)
effective date	3.04(a)(x)
fraudulent misrepresentation	3.08(e)
free writing prospectus	3.04(c)
indemnified party	3.08(c)
Indemnified Persons	3.08(a)

Term	Section

indemnifying party	3.08(c)
Inspectors	3.04(a)(vi)
Liquidity Impairment	5.01(f)
Merger	Recitals
Merger Agreement	Recitals
New Equity Securities	4.01(a)
Notice of Issuance	4.01(b)
A&P	Preamble
Pathmark	Recitals
Piggyback Registration	3.02
Put Notice	5.01(c)
Proposed Stock Settlement Amount	5.01(b)
Put Price	5.01(c)
Put Right	5.01(a)
Records	3.04(a)(vi)
Registration Statement	3.01(a)
Share Number	5.01(b)
Tengelmann	Preamble
Tengelmann Mirror Vote	2.01(f)
Tengelmann Nominee	2.01(c)
Warrant Exercise Notice	5.01(b)

ARTICLE II

CORPORATE GOVERNANCE

          SECTION 2.01. Composition of the Board of Directors. The composition of the Board of Directors and manner of selecting members thereof will be as follows:

          (a) The Board of Directors will be composed of nine Directors, and, subject to any additional requirements provided for in the Charter, the number of such Directors may not be increased or decreased without the approval of that number of directors that is at least 66.67% of the total number of directorships (including vacancies); provided, however, that any decrease in the number of directorships that has the effect of reducing the number of Tengelmann Directors or the number of Directors that Tengelmann is entitled to nominate hereunder shall require the consent of Tengelmann.

                    (b) Immediately upon the Closing, the Board of Directors will be comprised of (i) four Directors nominated by Tengelmann, (ii) four Non-Tengelmann Directors that, immediately prior to the Closing, were Non-Tengelmann Directors serving on the Board of Directors and (iii) one Non-Tengelmann Director selected in accordance with Section 2.5 of the Merger Agreement.

                    (c) For so long as Tengelmann’s Outstanding Percentage Interest is equal to at least ten percent (10%) and subject to 2.01(e) below to the extent A&P has complied therewith, Tengelmann will have the right to designate for nomination (it being understood that such nomination will include any nomination of any incumbent Tengelmann Director for reelection to the Board of Directors) to the Board of Directors that number of individuals equal to (i) the product of the total number of directorships (including vacancies) at such time and the Outstanding Percentage Interest of Tengelmann at such time (rounded to the nearest whole number), minus (ii) the number of Tengelmann Directors who are not then subject to election or who will otherwise be continuing to serve on the Board following such election, and each such designee (each, a “Tengelmann Nominee”) will be nominated and recommended for election to the Board of Directors by the Governance Committee.

                    (d) Subject to Section 2.01(e) to the extent A&P has complied therewith, A&P and the Board of Directors, including the Governance Committee, shall cause each Tengelmann Nominee to be included in management’s slate of nominees for such meeting and shall recommend such Person for election to the Board of Directors.

                    (e) Notwithstanding anything to the contrary in this Section 2.01, neither the Governance Committee, A&P nor the Board of Directors shall be under any obligation to nominate and recommend a Tengelmann Nominee to the extent it determines, in good faith and after consideration of specific written advice of outside counsel (a copy of which will be provided to Tengelmann), that such recommendation would reasonably be expected to violate their duties under MGCL §2-405.1(a) because (i) such nominee is unfit to serve as a director of an NYSE-listed company or (ii) service by such nominee as a Director would reasonably be expected to violate applicable Law or, due to such nominee’s relationship as a director, employee or stockholder of another company, result in a conflict of interest (it being understood that any such person’s relationship with Tengelmann may not serve as a basis for any such determination), in which case A&P shall provide Tengelmann with a reasonable opportunity (but in any event not less than 30 days) to designate an alternate Tengelmann Nominee.

                    (f) (i) With respect to all elections of Directors other than the Tengelmann Nominees, if A&P has nominated and recommended the election of the number of Tengelmann Nominees contemplated by Section 2.01(c) that Tengelmann wished to nominate (subject to Section 2.01(e) above to the extent A&P has complied therewith), then Tengelmann hereby agrees, subject to Section 2.01(m) below, (A) in all elections of Directors to be present in person or by proxy for purposes of forming a quorum thereat and to vote all shares of Voting Stock beneficially owned by it in a manner identical (on a proportionate basis) to the manner in which the Unaffiliated Equity Holders vote their shares of Voting Stock in such elections (the “Tengelmann Mirror Vote”) and (B) to cause its Affiliates to be present in person or by proxy for purposes of forming a quorum thereat and to vote in the same manner as the Tengelmann Mirror Vote. For purposes of allocating the Tengelmann Mirror Vote, abstentions and broker non-votes shall be disregarded. As promptly as practicable following the nomination and recommendation of the Tengelmann Nominees in accordance with Section 2.01(c) above, Tengelmann shall, and shall cause its Affiliates to, provide A&P a proxy (which will be subject to Section 2.01(m)) for purposes of effecting the first sentence of this Section 2.01(f). Notwithstanding the foregoing, this Section 2.01(f) shall not apply with respect to any election of Directors in connection with which any Person (other than (x) Tengelmann or any Affiliate of Tengelmann, (y) any member of any 13D Group that includes Tengelmann or any Affiliate of Tengelmann or (z) any other Person with whom Tengelmann is acting in concert) has initiated (and is continuing) a “proxy contest” or other solicitation of proxies, consents or votes in favor of one or more nominees for election to the Board of Directors that are different from the Board of Director nominees in management’s slate.

                    (ii) In any matter submitted to a vote of stockholders not subject to Section 2.01(f)(i), Tengelmann may vote any or all of its Voting Shares in its sole discretion subject to applicable Law.

                    (g) In addition, for so long as the Board of Directors or Governance Committee nominates and recommends (subject to Section 2.01(e) above to the extent A&P has complied therewith) the number of Tengelmann Nominees contemplated by Section 2.01(c) that Tengelmann wishes to nominate and so long as A&P has complied with Section 2.01(j), Tengelmann agrees not to take, without the consent of a majority of the Non-Tengelmann Directors, any action to remove or oppose any Non-Tengelmann Director or to seek to change the size of the Board of Directors or otherwise seek to expand Tengelmann’s representation on the Board of Directors in a manner inconsistent with Section 2.01(c) or Section 2.01(f).

                    (h) Tengelmann shall have the right to remove any Tengelmann Nominee or Tengelmann Director, and A&P and the Board of Directors shall cooperate with Tengelmann in connection with any such removal.

                    (i) Upon the death, resignation, retirement, incapacity, disqualification or removal from office for any other reason of any Tengelmann Director, Tengelmann will have the right to designate the replacement for such Tengelmann Director and the Board of Directors will, subject to Section 2.01(e) above to the extent A&P has complied therewith, appoint each such Person so designated in accordance with this Section 2.01(i). Conversely, in the event of the death, resignation, incapacity, disqualification or removal of any Non-Tengelmann Director, a majority of the Non-Tengelmann Directors will have the exclusive right to designate the replacement for such Director and appoint same.

                    (j) Without limiting the generality of Section 2.01(c), in the event that the number of Tengelmann Directors on the Board of Directors differs from the number that Tengelmann has the right (and wishes) to designate pursuant to this Section 2.01, (i) if the number of Tengelmann Directors exceeds such number, Tengelmann shall use reasonable best efforts to take all necessary action to remove or cause to resign that number of Tengelmann Directors as is required to make the remaining number of such Tengelmann Directors conform to this Section 2.01 or (ii) if the number of Tengelmann Directors is less than such number, the Board of Directors shall use reasonable best efforts to take all necessary action to permit Tengelmann to designate the full number of Tengelmann Directors that it is entitled (and wishes) to designate pursuant to this Section 2.01 (such action to include expanding the size of the Board of Directors, seeking the resignation of Directors or, at the request of Tengelmann, calling a special meeting of the stockholders of A&P for the purpose of removing Directors to create such vacancies to the extent permitted by applicable Law). Upon the creation of any vacancy pursuant to clause (ii) of the preceding sentence, Tengelmann shall designate the person to fill such vacancy in accordance with this Section 2.01, and, subject to Section 2.01(e) to the extent A&P has complied therewith, the Board of Directors shall appoint each person so designated. In the event that the number of Directors is increased pursuant to this Section 2.01(j), the Board of Directors shall cause the number of Directors to be reduced at the first available opportunity to comply with the number of Directors otherwise specified by Section 2.01(a).

                    (k) For the avoidance of doubt, Tengelmann Directors shall be entitled to compensation and expense reimbursement in accordance with A&P’s policies and practices applicable to Directors generally.

                    (l) The rights and obligations of Tengelmann shall apply to any and all Affiliate(s) of Tengelmann which currently beneficially own Voting Stock and any and all Affiliate(s) of Tengelmann to whom any shares of Voting Stock are transferred in any manner, and any such transfer shall be conditioned on such transferee entering into a written agreement in form and substance acceptable to A&P extending the rights and obligations of Tengelmann under this Agreement to such transferee(s), in which cases all references to Tengelmann herein shall be deemed to refer to Tengelmann and such Affiliates except as the context otherwise requires.

                    (m) Notwithstanding anything to the contrary in this Section 2.01, Tengelmann shall be under no obligation to vote in favor of a Non-Tengelmann Director nominee who has been nominated by a Person other than the Governance Committee or the Board of Directors to the extent Tengelmann determines, in good faith and after consideration of specific written advice of outside counsel (a copy of which will be provided to A&P and the Board of Directors), that the hypothetical nomination or recommendation of such nominee by the Board of Directors would have been reasonably expected to violate the Board of Directors’ duties under MGCL §2-405.1(a) because (i) such nominee is unfit to serve as a director of an NYSE-listed company or (ii) service by such nominee as a Director would reasonably be expected to violate applicable Law or, due to such nominee’s relationship as a director, employee or stockholder of another company, result in a conflict of interest (it being understood that any such person’s relationship with the nominating Person may not serve as a basis for any such determination); provided that Tengelmann shall make such determination as soon as practicable and, if applicable, provide written notice thereof to A&P and the Board of Directors as soon as practicable thereafter.

                    SECTION 2.02. Committees. Tengelmann Directors shall serve on each committee of the Board of Directors and the number of Tengelmann Directors on a committee of the Board of Directors shall be not less than (x) the number of Tengelmann Directors at such time divided by (y) the total number of seats on the Board of Directors at such time multiplied by (z) the number of Directors serving on such committee (rounded to the nearest whole number). Tengelmann shall have the right to select the Tengelmann Directors that will serve on each committee of the Board of Directors; provided that, so long as there are any Tengelmann Directors serving on the Board of Directors, at least one Tengelmann Director shall serve on each committee of the Board of Directors. Notwithstanding the foregoing, a Tengelmann Director shall not serve on any committee if such service would violate any Law concerning the independence of directors.

                    SECTION 2.03. Solicitation of Shares. A&P will use its reasonable best efforts to solicit proxies in favor of the Tengelmann Nominees selected in accordance with Section 2.01 from its stockholders eligible to vote for the election of Directors.

                    SECTION 2.04. Approval Required for Certain Actions. (a) For so long as Tengelmann’s Outstanding Percentage Interest is at least 25%, the approval of Tengelmann will be required for A&P to do any of the following actions (in addition to any other Board of Directors or stockholder approval required by any Law, the Charter or Bylaws):

          (i) any Business Combination by A&P, except for the Merger and any other Business Combination involving consideration with a Fair Market Value not exceeding $50,000,000 to be paid by or to A&P or its stockholders as the case may be;

          (ii) the issuance of any Equity Security of A&P, the creation of any right to acquire such Equity Security or any amendment to the terms of any such Equity Security, to the extent such issuance, creation or amendment requires stockholder approval; provided, however that this clause (ii) shall not include any issuance (A) of any Roll-over Warrants, (B) pursuant to any employee compensation plan or other benefit plan including stock option, restricted stock or other equity based compensation plans or (C) of any Equity Security issued or issuable under rights existing as of the Closing Date after giving effect to the Merger;

(iii) any amendment to the Charter or Bylaws (other than amendments contemplated by this Agreement or the Merger Agreement);

          (iv) any amendment to the charter of any committee of the Board of Directors or to any corporate governance guideline relating to any matter addressed by this Agreement that would reasonably be expected to obviate in any manner any of Tengelmann’s rights hereunder or the exercise thereof;

(v) the adoption, implementation or amendment of, or redemption under, any takeover defense measures (including a rights plan);

(vi) any Discriminatory Transaction;

          (vii) any transaction between (A) A&P or any of its Subsidiaries, on the one hand, and (B) any Affiliate of A&P (other than (1) any Director, officer or Subsidiary of A&P and (2) Tengelmann or any of its Affiliates), on the other hand;

(viii) a change of A&P’s policies concerning the need for Board approval intended or reasonable likely to have the effect of obviating any of Tengelmann’s rights hereunder or the exercise thereof; or

          (ix) the issuance and delivery to Yucaipa of any A&P Common Stock upon exercise by Yucaipa of the Roll-over Warrants, except to the extent that a cash settlement of any Roll-over Warrants would reasonably be expected to cause a Liquidity Impairment (as defined in Section 5.01(f)), in which case A&P shall be permitted to issue and deliver A&P Common Stock to Yucaipa upon exercise of such Roll-over Warrants to the extent necessary to avoid a Liquidity Impairment.

                    (b) For so long as Tengelmann’s Outstanding Percentage Interest is at least 25%, the approval of a majority of the Tengelmann Directors will be required for the Board of Directors to approve or authorize, and for A&P to do, any of the following (in addition to any other Board of Directors or stockholder approval required by any Law, the Charter or Bylaws):

          (i) any acquisition or disposition (in one transaction or a series of related transactions) of any assets (including any Equity Securities of any Subsidiary of A&P), business operations or securities, with a Fair Market Value of more than $50,000,000, including such a disposition of equity securities of Metro, Inc. owned by A&P, but excluding any disposition to, or acquisition from or of, a wholly-owned Subsidiary of A&P or any disposition that (A) occurs in connection with creating or granting any Encumbrances to a third party that is not a Subsidiary or Affiliate of A&P in connection with a bona fide financing or (B) arises as a matter of Law or occurs pursuant to a court order;

          (ii) the issuance of any Equity Security of A&P, the creation of any right to acquire such Equity Security or any amendment to the terms of any such Equity Security; provided, however that this clause (ii) shall not include any issuance (A) of any Roll-over Warrants, (B) pursuant to any employee compensation plan or other benefit plan including stock option, restricted stock or other equity based compensation plans or (C) of any Equity Security issued or issuable under rights existing as of the Closing Date after giving effect to the Merger;

          (iii) any repurchase of A&P Common Stock pursuant to a self-tender offer, stock repurchase program, open market transaction or otherwise, other than a repurchase of A&P Common Stock from employees or former employees pursuant to the terms and conditions of employee stock plans or a purchase of A&P Common Stock from Tengelmann pursuant to this Agreement;

(iv) any declaration or payment of a dividend on the A&P Common Stock;

          (v) the adoption or amendment of any strategic plans, priorities or direction for A&P and its Subsidiaries and their businesses for a period of at least three years, except for amendments not exceeding $10,000,000 individually or in the aggregate in any 12-month period;

          (vi) the adoption or amendment of the operating plan or budget, capital expenditure budget, financing plan or any financial goal, except for amendments not exceeding $10,000,000 individually or in the aggregate in any 12-month period;

(vii) the appointment or removal of the chairman of the Board of Directors or the appointment (but not removal) of the chief executive officer of A&P;

(viii) the Dissolution of A&P;

          (ix) any capital expenditure of more than $10,000,000 (excluding any capital expenditure previously approved, or capital expenditure pursuant to a capital expenditure program or budget or plan that was previously approved, by the Board of Directors as part of the approval of A&P’s annual operating plan, capital expenditures budget or otherwise); or

          (x) any incurrence, assumption, or issuance of Indebtedness in one or a series of related transactions in an aggregate principal amount of more than $50,000,000 (other than any refinancing of Indebtedness existing on the Closing Date or the incurrence of which was approved by the Board of Directors in accordance with this Section 2.04, which refinancing is on terms consistent with or more favorable (to A&P) than the material terms of such Indebtedness and does not increase the principal amount of such Indebtedness).

                    (c) Any transaction between (i) A&P or any of its Subsidiaries, on the one hand, and (ii) Tengelmann, or any Subsidiary or Affiliate of Tengelmann, on the other hand (other than the compensation of directors and officers in the ordinary course of business), will require the approval of a majority of the Board of Directors, including a majority of the Non-Tengelmann Directors (in addition to any other Board of Directors or stockholder approval required by any Law, the Charter or Bylaws).

                    (d) The approval of a majority of the Board of Directors, including a majority of the Non-Tengelmann Directors, will be required for the Board of Directors to approve or authorize A&P effecting, and for A&P to effect (i) any action that is required by Law, the Charter or Bylaws to be approved by the stockholders of A&P and would reasonably be expected to adversely and disproportionately affect the stockholders of A&P other than Tengelmann or (ii) any amendment to A&P’s policies or change to A&P’s practices in a manner that would limit or adversely affect the authority of the Non-Tengelmann Directors.

                    (e) Prior to proposing to take any action set forth in Section 2.04(a), Section 2.04(b), Section 2.04(c) or Section 2.04(d) at any meeting, the secretary for the meeting will cause to be included in the agenda of the meeting a statement that such proposed action is an action set forth in such Section 2.04(a), Section 2.04(b), Section 2.04(c) or Section 2.04(d), as applicable, the vote required to approve such action in accordance with this Agreement and the party or parties proposing such action, which party or parties will provide to A&P all relevant information relating to such action to accompany such agenda and A&P will cause such agenda to be supplied to each Director and Tengelmann at least five days prior to such meeting.

                    (f) A&P will amend its generally applicable policies regarding Board of Director approval to reflect the requirements of this Section 2.04.

                    SECTION 2.05. Charter and Bylaws. (a) Immediately after the Closing, any Director will have the right to call a meeting of the Board of Directors.

                    (b) A&P represents and warrants to Tengelmann that it has adopted resolutions providing that automatically upon the Closing and without any further act of any Person, the Bylaws will be amended as set forth in Exhibit A. A&P will not amend, rescind or cause to be superseded such resolution prior to the effectiveness of such amendments.

                    (c) The Board of Directors will use reasonable best efforts to ensure, to the extent lawful, at all times that the Charter, Bylaws and corporate governance policies and guidelines of A&P are not at any time inconsistent in any material respect with the provisions of this Agreement.

                    SECTION 2.06. Change in Law. Without limiting the obligations of the Board or Directors under Section 2.05(c), in the event any Charter provision, Bylaw provision or any Law exists or hereafter comes into force or effect (including by amendment) which conflicts with the terms and conditions of this Agreement, the parties will negotiate in good faith to revise this Agreement to achieve the parties’ intention set forth herein to the greatest extent possible.

ARTICLE III

REGISTRATION RIGHTS

                    SECTION 3.01. Registration. (a) At any time and from time to time on or after the 180th day following the Closing Date, A&P agrees that, upon the written request of Tengelmann from time to time (a “Demand Notice”) and subject to Section 3.01(e) and 3.06, it will as promptly as reasonably practical prepare and file a registration statement (which, if A&P is a well-known seasoned issuer, shall be an automatic shelf registration statement) under the Securities Act (a “Registration Statement”, which term will include any amendments thereto and any documents incorporated by reference therein); provided, however, that (i) A&P shall be obligated to prepare, file or cause a Registration Statement to become effective pursuant to this Section 3.01 (a “Demand Registration”): (i) no more than two (2) times in any 12-month period and (ii) no more than three (3) times in any 24-month period; provided, further, however, that a Registration Statement shall not be counted as one of the Demand Registrations hereunder unless it becomes effective and is maintained effective for at least 90 days or until the completion of the distribution of the Registrable Securities registered pursuant to such Registration Statement, and (ii) the Registrable Securities for which a Demand Registration has been requested will have a value (based on the average closing price per share of A&P Common Stock for the ten Trading Days preceding the delivery of such Demand Notice) of not less than $25,000,000 or such lesser remaining amount of Registrable Securities held by Tengelmann. Each such Demand Notice will specify the number of Registrable Securities proposed to be offered for sale and will also specify the intended method of distribution thereof; provided that Tengelmann may change such number if such change (x) will not materially adversely affect the timing, cost or success of the offering and (y) does not result in less than $25,000,000 or such lesser amount (determined as provided above) of Registrable Securities being included in the Registration Statement.

                    (b) A&P agrees to use its commercially reasonable efforts (i) to cause any Registration Statement to be declared effective (unless it becomes effective automatically upon filing) as promptly as reasonably practicable after the filing thereof, but in no event later than 90 days after receipt of a Demand Notice, and (ii) to keep such Registration Statement effective for a period of not less than 90 days or, if earlier, the completion of the distribution of the Registrable Securities registered pursuant to such Registration Statement. A&P shall be deemed not to have used its commercially reasonable efforts to keep a Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Tengelmann not being able to offer and sell the Registrable Securities during that period, unless such action is required by applicable Law or permitted by Section 3.06. A&P further agrees to supplement or make amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the period set forth in clause (ii) above, including (A) to respond to the comments of the SEC, if any, (B) as may be required by the registration form utilized by A&P for such Registration Statement or by the instructions applicable to such registration form, (C) as may be required by the Securities Act or (D) as may be reasonably requested in writing by Tengelmann or any Underwriter for Tengelmann. A&P agrees to furnish to Tengelmann copies of any such supplement or amendment prior to its being used or filed with the SEC.

                    (c) In the event an offering of Registrable Securities under this Section 3.01 involves one or more Underwriters, Tengelmann will select the lead Underwriter and any additional Underwriters in connection with the offering from the list of investment banks set forth on Schedule I. The list of investment banks on Schedule I may be amended from time to time by Tengelmann with the consent of A&P (such consent not to be unreasonably withheld or delayed).

                    (d) Notwithstanding the foregoing provisions of this Section 3.01, Tengelmann may not request a Demand Registration during a period commencing upon the filing (or earlier, but not more than 30 days prior to such filing upon notice by A&P to Tengelmann that it so intends to file) of a Registration Statement for A&P Common Stock by A&P (for its own account or for any other security holder) and ending (i) 90 days after such Registration Statement is declared effective by the SEC (or becomes automatically effective), (ii) upon the withdrawal of such Registration Statement or (iii) 30 days after such notice if no such Registration Statement has been filed within such 30-day period, whichever occurs first; provided that the foregoing limitation will not apply if Tengelmann was not given reasonable opportunity, in violation of Section 3.02, to include its Registrable Securities in the Registration Statement described in this Section 3.01(d).

                    (e) Tengelmann will be permitted to rescind a Demand Registration or request the removal of any Registrable Securities held by it from any Demand Registration at any time (so long as, in the case of a Demand Registration, after such removal it would still constitute a Demand Registration, including with respect to the required Fair Market Value thereof); provided that if Tengelmann rescinds a Demand Registration, such Demand Registration will nonetheless count as a Demand Registration for purposes of determining when future Demand Registrations can be requested by Tengelmann pursuant to this Section 3.01, unless Tengelmann reimburses A&P for all expenses (including reasonable fees and disbursements of counsel) incurred by A&P in connection with such Demand Registration.

                    SECTION 3.02. Piggyback Registration. If A&P proposes to file a Registration Statement under the Securities Act with respect to an offering of A&P Common Stock for (a) A&P’s own account (other than (i) a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or (ii) a Registration Statement filed in connection with an offering of securities solely to A&P’s existing security holders) or (b) the account of any holder of A&P Common Stock (other than Tengelmann) pursuant to a demand registration requested by such holder, then A&P will give written notice of such proposed filing to Tengelmann as soon as practicable (but in no event less than 20 days before the anticipated filing date), and upon the written request, given within 10 days after delivery of any such notice by A&P, of Tengelmann to include in Registrable Securities in such registration (which request shall specify the number of Registrable Securities proposed to be included in such registration), A&P will, subject to Section 3.03, include all such Registrable Securities in such registration on the same terms and conditions as A&P’s or such holder’s A&P Common Stock (a “Piggyback Registration”); provided, however, that if at any time after giving written notice of such proposed filing and prior to the business day prior to the effective date of the Registration Statement filed in connection with such registration, A&P shall determine for any reason not to proceed with the proposed registration of the securities, then A&P may, at its election, give written notice of such determination to Tengelmann and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such registration. A&P will control the determination of the form of any offering contemplated by this Section 3.02, including whether any such offering will be in the form of an underwritten offering and, if any such offering is in the form of an underwritten offering, A&P will select the lead Underwriter and any additional Underwriters in connection with such offering.

                    SECTION 3.03. Reduction of Offering. Notwithstanding anything contained herein, if the lead Underwriter of an underwritten offering described in Section 3.01 or Section 3.02 advises A&P in writing that the number of shares of A&P Common Stock (including any Registrable Securities) that A&P, Tengelmann and any other Persons intend to include in any Registration Statement is such that the success of any such offering would be materially and adversely affected, including the price at which the securities can be sold or the number of Registrable Securities that any participant may sell, then the number of shares of A&P Common Stock to be included in the Registration Statement for the account of A&P, Tengelmann and any other Persons will be reduced to the extent necessary to reduce the total number of securities to be included in any such Registration Statement to the number recommended by such lead Underwriter; provided that (a) priority in the case of a Demand Registration pursuant to Section 3.01 will be (i) first, the Registrable Securities requested to be included in the Registration Statement for the account of Tengelmann pursuant to its registration rights provided in this Agreement, (ii) second, securities proposed to be offered by A&P for its own account and (iii) third, among any other securities of A&P requested to be registered by the holders thereof pursuant to a contractual right so that the total number of registrable securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter; (b) priority in the case of a Registration Statement initiated by A&P for its own account which gives rise to a Piggyback Registration pursuant to Section 3.02 will be (i) first, securities initially proposed to be offered by A&P for its own account, (ii) second, the Registrable Securities requested to be included in the Registration Statement for the account of Tengelmann pursuant to its registration right provided in this Agreement and securities requested to be included in the Registration Statement for the account of Yucaipa pursuant to the registration rights afforded to Yucaipa pursuant to the Stockholder Agreement between Yucaipa and A&P dated as of the date hereof pro rata, based on Tengelmann’s Piggyback Percentage and Yucaipa’s Piggyback Percentage, respectively, and (iii) third, among any other securities of A&P requested to be registered pursuant to a contractual right so that the total number of securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter; (c) priority in the case of a Registration Statement initiated by A&P for the account of Yucaipa pursuant to the registration rights afforded to Yucaipa pursuant to the Stockholder Agreement between Yucaipa and A&P dated as of the date hereof will be (i) first, the securities requested to be included in the Registration Statement for the account of Yucaipa, (ii) second, securities to be offered by A&P for its own account, (iii) third, securities requested to be included in the Registration Statement for the account of Tengelmann pursuant to its registration right provided in this Agreement and (iv) fourth, among any other securities of A&P requested to be registered pursuant to a contractual right so that the total number of securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, and (d) priority with respect to inclusion of securities in a Registration Statement initiated by A&P for the account of holders other than Tengelmann or Yucaipa pursuant to registration rights afforded such holders will be (i) first, pro rata among securities requested to be included in the Registration Statement for the account of such holders, (ii) second, securities requested to be included in the Registration Statement by A&P for its own account, (iii) third, the Registrable Securities requested to be included in the Registration Statement for the account of Tengelmann pursuant to its registration right provided in this Agreement and securities requested to be included in the Registration Statement for the account of Yucaipa pursuant to the registration rights afforded to Yucaipa pursuant to the Stockholder Agreement between Yucaipa and A&P dated as of the date hereof pro rata, based on Tengelmann’s Piggyback Percentage and Yucaipa’s Piggyback Percentage, respectively, and (iv) fourth, pro rata among any other securities of A&P requested to be registered pursuant to a contractual right so that the total number of securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter.

                    SECTION 3.04. Registration Procedures. (a) Subject to the provisions of Section 3.01 hereof, in connection with the registration of the sale of Registrable Securities hereunder, A&P will as promptly as reasonably practicable:

          (i) furnish to Tengelmann without charge, if requested, prior to the filing of a Registration Statement, copies of such Registration Statement as it is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein, except to the extent such exhibits or documents are currently available electronically via the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”)), the prospectus included in such Registration Statement (including each preliminary prospectus), copies of any and all transmittal letters or other correspondence with the SEC relating to such Registration Statement (except to the extent such letters or correspondence are currently available electronically via EDGAR) and such other documents in such quantities as Tengelmann may reasonably request from time to time in order to facilitate the disposition of such Registrable Securities;

          (ii) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as Tengelmann reasonably requests and do any and all other acts and things as may be reasonably necessary or advisable to enable Tengelmann to consummate the disposition of such Registrable Securities in such jurisdictions; provided that A&P will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.04(a)(ii), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

          (iii) notify Tengelmann at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in a Registration Statement or the Registration Statement or amendment or supplement relating to such Registrable Securities contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and A&P will promptly prepare and file with the SEC a supplement or amendment to such prospectus and Registration Statement (and comply fully with the applicable provisions of Rules 424, 430A and 430B under the Securities Act in a timely manner) so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus and Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (iv) advise the Underwriters, if any, and Tengelmann promptly and, if requested by such Persons, confirm such advice in writing, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, A&P shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (v) use its commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of A&P to enable Tengelmann to consummate the disposition of such

Registrable Securities; provided that A&P will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.04(a)(v), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

          (vi) enter into customary agreements and use commercially reasonable efforts to take such other actions as are reasonably requested by Tengelmann in order to expedite or facilitate the disposition of such Registrable Securities, including preparing for and participating in, a road show and all such other customary selling efforts as the Underwriters reasonably request in order to expedite or facilitate such disposition;

          (vii) if requested by Tengelmann or the Underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as Tengelmann and such Underwriter(s), if any, may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the number of Registrable Securities being sold to such Underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after A&P is notified of the matters to be included in such prospectus supplement or post-effective amendment;

          (viii) make available for inspection by Tengelmann, any Underwriter participating in any disposition of such Registrable Securities, and any attorney for Tengelmann and such Underwriter and any accountant or other agent retained by Tengelmann or such Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of A&P (collectively, the “Records”) as will be reasonably necessary to enable them to conduct customary due diligence with respect to Tengelmann and the related Registration Statement and prospectus, and cause the Representatives of A&P and its Subsidiaries to supply all information reasonably requested by any such Inspector; provided that (x) Records and information obtained hereunder will be used by such Inspector only to conduct such due diligence and (y) Records or information that A&P determines, in good faith, to be confidential will not be disclosed by such Inspector unless (A) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in a Registration Statement or related prospectus or (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction;

          (ix) (A) cause A&P’s Representatives to supply all information reasonably requested by Tengelmann, or any Underwriter, attorney, accountant or agent in connection with the Registration Statement and (B) provide Tengelmann and its counsel with the opportunity to participate in the preparation of such Registration Statement and the related prospectus;

          (x) use its commercially reasonable efforts to obtain and deliver to each Underwriter and Tengelmann a comfort letter from the independent public accountants for A&P (and additional comfort letters from independent public accountants for any company acquired by A&P whose financial statements are included or incorporated by reference in the Registration Statement) in customary form and covering such matters as are customarily covered by comfort letters as such Underwriter and Tengelmann may reasonably request, including (x) that the financial statements included or incorporated by reference in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (y) as to certain other financial information for the period ending no more than five business days prior to the date of such letter; provided, however, that if A&P fails to obtain such comfort letter, then such Demand Registration will not count as a Demand Registration for purposes of determining when future Demand Registrations can be requested by Tengelmann pursuant to Section 3.01;

          (xi) use its commercially reasonable efforts to obtain and deliver to each Underwriter and Tengelmann a 10b-5 statement and legal opinion from A&P’s counsel in customary form and covering such matters as are customarily covered by 10b-5 statements and legal opinions as such Underwriter and Tengelmann may reasonably request; provided, however, that if A&P fails to obtain such statement or opinion, then such Demand Registration will not count as a Demand Registration for purposes of determining when future Demand Registrations can be requested by Tengelmann pursuant to Section 3.01;

          (xii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, within the required time period, an earnings statement (which need not be audited) covering a period of 12 months, beginning with the first fiscal quarter after the effective date of the Registration Statement relating to such Registrable Securities (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto; and

          (xiii) use its commercially reasonable efforts to cause such Registrable Securities to be listed or quoted on the NYSE or, if A&P Common Stock is not then listed on the NYSE, then on any other securities exchange or national quotation system on which similar securities issued by A&P are listed or quoted.

                    (b) In connection with the Registration Statement relating to such Registrable Securities covering an underwritten offering, (i) A&P and Tengelmann agree to enter into a written agreement with each Underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such Underwriter and companies of A&P’s size and investment stature and, to the extent practicable, on terms consistent with underwriting agreements entered into by A&P (it being understood that, unless required otherwise by the Securities Act or any other Law, A&P will not require Tengelmann to make any representation, warranty or agreement in such agreement other than with respect to Tengelmann, the ownership of Tengelmann’s securities being registered and Tengelmann’s intended method of disposition) and (ii) Tengelmann agrees to complete and execute all such other documents customary in similar offerings, including any reasonable questionnaires, powers of attorney, hold back agreements, letters and other documents customarily required under the terms of such underwriting arrangements. The representations and warranties by, and the other agreements on the part of, A&P to and for the benefit of such Underwriter in such written agreement with such Underwriter will also be made to and for the benefit of Tengelmann. In the event that an underwritten offering is not consummated because any condition to the obligations under any related written agreement with such Underwriter is not met or waived in connection with a Demand Registration, and such failure to be met or waived is not attributable to the fault of Tengelmann, such Demand Registration will not be deemed exercised.

                    SECTION 3.05. Conditions to Offerings. (a) The obligations of A&P to take the actions contemplated by Section 3.01, Section 3.02 and Section 3.04 with respect to an offering of Registrable Securities will be subject to the following conditions:

          (i) A&P may require Tengelmann to furnish to A&P such information regarding Tengelmann or the distribution of such Registrable Securities as A&P may from time to time reasonably request in writing, in each case only as required by the Securities Act or under state securities or blue sky laws; and

          (ii) in any underwritten offering pursuant to Section 3.01 or Section 3.02 hereof, Tengelmann, together with A&P, will enter into an underwriting agreement in accordance with Section 3.04(b) above with the Underwriter or Underwriters selected for such underwriting, as well as such other documents customary in similar offerings.

                    (b) Tengelmann agrees that, upon receipt of any notice from A&P of the happening of any event of the kind described in Section 3.04(a)(iii) or Section 3.04(a)(iv) hereof or a condition described in Section 3.06 hereof, Tengelmann will forthwith discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering the sale of such Registrable Securities until Tengelmann’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.04(a)(iii) hereof or notice from A&P of the termination of stop order or the Deferral Period.

                    SECTION 3.06. Black-out Period. A&P’s obligations pursuant to Section 3.01, Section 3.02 and Section 3.03 hereof will be suspended if compliance with such obligations would (a) violate applicable Law or (b) require A&P to disclose a financing, acquisition, disposition or other corporate development, and the chief executive officer of A&P has determined, in the good faith exercise of his reasonable business judgment, that such disclosure is not in the best interests of A&P; provided that any such suspension pursuant to clause (b) will not exceed 90 days and all such suspensions pursuant to clause (b) will not exceed 180 days in any 12-month period (the “Deferral Period”). A&P will promptly give Tengelmann written notice of any such suspension containing the approximate length of the anticipated delay, and A&P will notify Tengelmann upon the termination of the Deferral Period. Upon receipt of any notice from A&P of any Deferral Period, Tengelmann shall forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement relating thereto until Tengelmann receives copies of the supplemented or amended prospectus contemplated hereby or until it is advised in writing by A&P that the use of the prospectus may be resumed and has received copies of any additional or supplemented filings that are incorporated by reference in the prospectus, and, if so directed by A&P, Tengelmann will, and will request the lead Underwriter or Underwriters, if any, to, deliver to A&P all copies, other than permanent file copies, then in Tengelmann’s or such Underwriter’s or Underwriters’ possession of the current prospectus covering such Registrable Securities.

                    SECTION 3.07. Registration Expenses. All fees and expenses incident to A&P’s performance of or compliance with the obligations of this Article III, including all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters in connection with qualification of Registrable Securities under applicable blue sky laws), printing expenses, messenger and delivery expenses of A&P, any registration or filing fees payable under any Federal or state securities or blue sky laws, the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system, fees of the National Association of Securities Dealers, Inc., fees and disbursements of counsel for A&P, its independent certified public accountants and any other public accountants who are required to deliver comfort letters (including the expenses required by or incident to such performance), transfer taxes, fees of transfer agents and registrars, costs of insurance, fees and expenses of one counsel (in addition to any local counsel) for Tengelmann and the fees and expenses of other Persons retained by A&P, will be borne by A&P. Tengelmann will bear and pay any underwriting discounts and commissions applicable to Registrable Securities offered for its account pursuant to any Registration Statement.

                    SECTION 3.08. Indemnification; Contribution. (a) In connection with any registration of Registrable Securities pursuant to Section 3.01, Section 3.02 or Section 3.03 hereof, A&P agrees to indemnify and hold harmless, to the fullest extent permitted by Law, Tengelmann, its Affiliates, directors, officers and stockholders and each Person who controls Tengelmann within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including reasonable attorneys’ fees), joint or several, caused by any untrue or alleged untrue statement of material fact contained in any part of any Registration Statement or any preliminary or final prospectus used in connection with the Registrable Securities or any Issuer FWP, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided that A&P will not be required to indemnify any Indemnified Person for any losses, claims, damages, liabilities, judgments, actions or expenses resulting from any such untrue statement or omission if such untrue statement or omission was made in reliance on and in conformity with information with respect to any Indemnified Person furnished to A&P in writing by Tengelmann expressly for use therein.

                    (b) In connection with any Registration Statement or preliminary or final prospectus or Issuer FWP, Tengelmann agrees to indemnify A&P, its Directors, its officers who sign such Registration Statement and each Person, if any, who controls A&P (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from A&P to Tengelmann, but only with respect to information with respect to any Indemnified Person furnished to A&P in writing by Tengelmann expressly for use in such Registration Statement, preliminary or final prospectus, or Issuer FWP.

                    (c) In case any claim, action or proceeding (including any governmental investigation) is instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3.08(a) or (b), such Person (hereinafter called the “indemnified party”) will (i) promptly notify the Person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing; provided that the failure to give such notice shall not relieve the indemnifying party of its obligations pursuant to this Agreement except to the extent such indemnifying party has been prejudiced in any material respect by such failure; (ii) permit the indemnifying party to assume the defense of such claim, action or proceeding with counsel reasonably satisfactory to the indemnified party to represent the indemnified party and (iii) pay the fees and disbursements of such counsel related to such claim, action or proceeding. In any such claim, action or proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such indemnified party (without prejudice to such indemnified party’s indemnity and other rights under the Charter, Bylaws and applicable Law, if any) unless (A) the indemnifying party and the indemnified party have mutually agreed to the retention of such counsel, (B) the named parties to any such claim, action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel, with a copy provided to A&P, that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them or (C) the indemnifying party has failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party. It is understood that the indemnifying party will not, in connection with any claim, action or proceeding or related claims, actions or proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel at any time for all such indemnified parties), and that all such reasonable fees and expenses will be reimbursed reasonably promptly following a written request by an indemnified party stating under which clause of (A) through (C) above reimbursement is sought and delivery of documentation of such fees and expenses. In the case of the retention of any such separate firm for the indemnified parties, such firm will be designated in writing by the indemnified parties. The indemnifying party will not be liable for any settlement of any claim, action or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if such claim, action or proceeding is settled with such consent or if there has been a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party will have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the third sentence of this Section 3.08(c), the indemnifying party agrees that it will be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party will not have reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                    (d) If the indemnification provided for in this Section 3.08 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities, actions, judgments or expenses referred to in this Section 3.08, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, actions, judgments or expenses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) but also the relative benefit of A&P, on the one hand, and Tengelmann, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities, actions, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above will be deemed to include, subject to the limitations set forth in Section 3.08(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                    (e) The parties agree that it would not be just and equitable if contribution pursuant to Section 3.08(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 3.08(d). No Person guilty of “fraudulent misrepresentation” (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 3.08(e), Tengelmann shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received by Tengelmann with respect to the Registrable Securities exceed the greater of (A) the amount paid by Tengelmann for its Registrable Securities and (B) the amount of any damages which Tengelmann has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                    (f) For purposes of this Section 3.08, each controlling person of Tengelmann shall have the same rights to contribution as Tengelmann, and each officer, Director and Person, if any, who controls A&P within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as A&P, subject in each case to the limitations set forth in the immediately preceding paragraph. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 3.08, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from who contribution may be sought from any obligation it or they may have under this Section 3.08 or otherwise except to the extent that it has been prejudiced in any material respect by such failure. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

                    (g) If indemnification is available under this Section 3.08, the indemnifying party will indemnify each indemnified party to the full extent provided in Sections 3.08(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in Section 3.08(d) or (e).

                    SECTION 3.09. Rule 144. For so long as A&P is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, A&P agrees that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and it will take such further action as Tengelmann reasonably may request, all to the extent required from time to time to enable Tengelmann to sell Registrable Securities within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of Tengelmann, A&P will deliver to Tengelmann a written statement as to whether it has complied with such requirements.

                    SECTION 3.10. Lockup. If and to the extent requested by the lead Underwriter of an underwritten offering of Equity Securities of A&P, A&P and Tengelmann agree not to effect, and to cause their respective Affiliates not to effect, except as part of such registration, any offer, sale, pledge, transfer or other distribution or disposition or any agreement with respect to the foregoing, of the issue being registered or offered, as applicable, or of a similar security of A&P, or any securities into which such Equity Securities are convertible, or any securities convertible into, or exchangeable or exercisable for, such Equity Securities, including a sale pursuant to Rule 144 under the Securities Act, during a period of up to seven days prior to, and during a period of up to 90 days after, the effective date of such registration as reasonably requested by the lead Underwriter. The lead Underwriter shall give A&P and Tengelmann prior notice of any such request.

                    SECTION 3.11. Termination of Registration Rights. This Article III (other than Sections 3.07, 3.08 and 3.09) will terminate on the date on which all shares of A&P Common Stock subject to this Agreement cease to be Registrable Securities. Section 3.09 will terminate on the date on which all shares of A&P Common Stock subject to this Agreement may be sold pursuant to Rule 144(k).

                    SECTION 3.12. Specific Performance. Tengelmann, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. A&P agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                    SECTION 3.13. Other Registration Rights. A&P (a) has not granted and will not grant to any third party any registration rights inconsistent with any of those contained herein and (b) has not entered into and will not enter into any agreement that will impair its ability to perform its obligations under this Article III, so long as any of the registration rights under this Agreement remain in effect.

ARTICLE IV

PREEMPTIVE RIGHTS

                    SECTION 4.01. Rights to Purchase New Equity Securities. (a) In the event that A&P proposes to issue any Equity Securities (“New Equity Securities”) other than Equity Securities of A&P which are (i) issued or reserved for issuance pursuant to any employee compensation plan or other benefit plan (including stock option, restricted stock or other equity based compensation plans), now existing or hereafter approved by the Board of Directors, (ii) issued or issuable upon the exercise of the Roll-over Warrants or the 2000 Warrants, (iii) to the extent issued or issuable in exchange for consideration consisting of property or assets other than cash, (iv) issued or issuable to Tengelmann or any Affiliate of Tengelmann or any wholly owned Subsidiaries of A&P, (v) existing as of the Closing Date or that are issued or issuable thereafter pursuant to the terms of any Equity Securities or other purchase rights existing or assumed by A&P as of the Closing Date after giving effect to the Merger; or (vi) issued pursuant to preemptive rights contained in the Charter, Tengelmann shall have the right to purchase, in accordance with paragraph (b) below, a number of such New Equity Securities equal to the product of (x) the total number of such New Equity Securities to be issued and (y) the Outstanding Percentage Interest of Tengelmann at such time.

                    (b) In the event that A&P proposes to undertake an issuance of New Equity Securities to which this Section 4.01 applies, it shall give written notice (a “Notice of Issuance”) of its intention to Tengelmann, describing the material terms of the New Equity Securities and the issuance thereof, including the number of New Equity Securities proposed to be issued, the price (or method for determining price) thereof, the terms of payment and the proposed date of issuance. Tengelmann shall have 30 days from the date of receipt of the Notice of Issuance to exercise its right to purchase all or a portion of its pro rata share of such New Equity Securities (as determined pursuant to paragraph (a) above) for the same consideration, and otherwise upon the terms specified in the Notice of Issuance, by giving written notice to A&P and stating therein the quantity of New Equity Securities to be purchased by Tengelmann. The rights of Tengelmann with respect to a particular issuance of New Equity Securities under this Section 4.01(b) shall expire if unexercised within 30 days after receipt of the applicable Notice of Issuance.

                    (c) If Tengelmann exercises its right pursuant to a Notice of Issuance, then the closing of the purchase and sale of the New Equity Securities to be issued to Tengelmann will be consummated simultaneously with the closing of the purchase and sale of the New Equity Securities to be issued to Persons other than Tengelmann, unless (i) Tengelmann requests that the closing of the purchase and sale of the New Equity Securities to be issued to Tengelmann be consummated on a later date, which date shall be on or prior to the date that is 20 days after the closing of the purchase and sale of the New Equity Securities to be issued to Persons other than Tengelmann or (ii) the closing of the purchase and sale of the New Equity Securities issued to Tengelmann is required by Law to be consummated on a later date. In the event any purchase by Tengelmann is not consummated, other than as a result of the fault of A&P, within the provided time period, A&P may issue the New Equity Securities to Persons other than Tengelmann free and clear from the rights of Tengelmann and restrictions under this Section 4.01. Any New Equity Securities not elected to be purchased by Tengelmann may be sold by A&P to any Person or Persons to which A&P intended to sell such New Equity Securities on terms and conditions no less favorable to A&P than those offered to Tengelmann.

                    (d) If, for any reason, the issuance of New Equity Securities to Persons other than Tengelmann is not consummated, Tengelmann’s right to purchase its pro rata share of the New Equity Securities shall automatically lapse. Thereafter, Tengelmann will continue to have pre-emptive rights with respect to other issuances of New Equity Securities at later dates or times.

                    (e) A&P represents and covenants to Tengelmann that (i) upon issuance, all of the shares of New Equity Securities sold to Tengelmann pursuant to this Article IV shall be duly authorized, validly issued, fully paid and nonassessable and will be approved (if outstanding securities of A&P of the same type that are included in the issuance are at the time already approved) for listing on the NYSE or for quotation or listing on the principal trading market for the securities of A&P at the time of issuance and (ii) upon delivery of such shares, they shall be free and clear of all claims, liens, encumbrances, security interests and charges of any nature and shall not be subject to any preemptive right of any stockholder of A&P other than Tengelmann except as provided in the Charter (as in effect on the date hereof or as hereafter amended with the approval of Tengelmann).

ARTICLE V

PUT RIGHT

                    SECTION 5.01. Put Right. (a) Prior to the settlement by A&P of any Roll-over Warrant upon exercise by Yucaipa, and subject to Tengelmann’s right to approve any issuance of A&P Common Stock in connection therewith pursuant to Section 2.04(a)(ix), A&P will give Tengelmann the right (a “Put Right”) to (i) cause A&P to settle such Roll-over Warrant by issuing and delivering A&P Common Stock to Yucaipa (in which case, such issuance shall be deemed to be approved by Tengelmann pursuant to Section 2.04(b)(ix)) and (ii) sell to A&P some or all of the shares of A&P Common Stock to be so issued and delivered to Yucaipa in the following manner, provided that A&P shall not be required to purchase A&P Common Stock pursuant to this clause (ii) to the extent necessary to avoid a Liquidity Impairment:

                    (b) A&P will give notice (a “Warrant Exercise Notice”) to Tengelmann in writing of each exercise by Yucaipa of one or more Roll-over Warrants, specifying the number of shares (the “Share Number”) of A&P Common Stock subject to such Roll-over Warrants and what portion, if any, A&P proposes to settle by the issuance and delivery to Yucaipa of A&P Common Stock (the “Proposed Stock Settlement Amount”) and what portion, if any, A&P proposes to settle in cash.

                    (c) If Tengelmann determines to exercise its Put Right, Tengelmann will deliver a notice (a “Put Notice”) to A&P within ten business days after receipt of a Warrant Exercise Notice indicating, (i) the number of shares of A&P Common Stock which A&P shall purchase from Tengelmann pursuant to Tengelmann’s Put Right (which number shall not exceed the Share Number) and (ii) if the Proposed Stock Settlement Amount exceeds the number specified pursuant to clause (i), the portion of such excess to be settled by the issuance and delivery of A&P Common Stock, if any, which Tengelmann has approved pursuant to Section 2.04(a)(ix) (to the extent such approval is required thereby). The purchase price per share for such A&P Common Stock will be equal to the Market Price of the A&P Common Stock on the business day immediately preceding the date of exercise by Yucaipa of such Roll-over Warrants (the “Put Price”).

                    (d) If Tengelmann exercises its Put Right, A&P will purchase from Tengelmann, the number of shares of A&P Common Stock set forth in the Put Notice at the Put Price.

                    (e) Such purchase and sale shall occur on the date A&P issues and delivers A&P Common Stock to Yucaipa in settlement of such Roll-over Warrants.

                    (f) A “Liquidity Impairment” shall be deemed to occur to the extent that any necessary cash settlement(s) of Roll-over Warrants, or any payment(s) in accordance with Article V of this Agreement, would:

          (i) violate, breach or give rise to a default or event of default under or in respect of any contract, credit facility, agreement or other obligation of A&P, either existing as of the Closing Date, incurred in connection with the Merger or the financing and other transactions consummated substantially concurrently with the Merger or entered into after the Closing Date (with the approval of a majority of the Tengelmann Directors), or any refinancing thereof (with the approval of a majority of Tengelmann Directors or on terms substantially similar to, and in any event no less favorable to A&P than, the terms of the obligation being refinanced), or

          (ii) reasonably be expected, after giving effect to the proposed cash settlement or payment, to cause (A) cash plus cash equivalents plus marketable securities plus cash available for drawdown under any then existing credit agreement or other financing facility of A&P or any of its Subsidiaries (without conditions that are not reasonably capable of being satisfied at the applicable time) less (B) cash in stores plus restricted cash plus restricted marketable securities, to equal less than $200,000,000, as of the date of the proposed cash settlement or payment, as applicable, or any date within 180 days thereafter, after taking into account any changes or adjustments to any of the foregoing items scheduled or reasonably anticipated, in good faith, by the Chief Financial Officer of A&P to occur during such 180-day period.

For purposes of the foregoing definition, the terms “cash”, “cash equivalents”, “marketable securities”, “restricted cash” and “restricted marketable securities” shall mean the amount set forth opposite the corresponding line item on A&P’s most recent audited or unaudited consolidated balance sheet prior to the date of the proposed cash settlement or payment (i.e. as at the end of the most recently concluded 4-week fiscal period) and “cash in stores” shall mean cash held by all of A&P’s or any of its Subsidiaries’ stores as of such balance sheet date as determined by A&P in accordance with past practices.

ARTICLE VI

MISCELLANEOUS

                    SECTION 6.01. Adjustments. References to numbers of shares and to sums of money contained herein will be adjusted to account for any reclassification, exchange, substitution, combination, stock split or reverse stock split of the shares.

                    SECTION 6.02. Changes in Outstanding Percentage Interest Attributable to Issuances of A&P Common Stock. To the extent that any decrease in Tengelmann’s Outstanding Percentage Interest is attributable to issuances of Equity Securities by A&P (as opposed to dispositions of Equity Securities of A&P by Tengelmann or its Affiliates), such decrease will not be taken into account for purposes of this Agreement unless such decrease is attributable to issuance of Equity Securities by A&P (x) in connection with a Business Combination by A&P or other acquisition by A&P, other than the Merger, approved by Tengelmann in accordance with Section 2.04(a)(i) or 2.04(b)(i), (y) for purposes of Article IV only, in connection with which Tengelmann was entitled to exercise its rights under Article IV hereof or (z) on or about the Closing Date in connection with the Merger, as merger consideration, but not in any event by any warrants or options issued in connection with the Merger.

                    SECTION 6.03. Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given (i) when delivered, if delivered in person, (ii) when sent by facsimile (provided the facsimile is promptly confirmed by telephone confirmation thereof), (iii) when sent by email (provided the email is promptly confirmed by telephone confirmation thereof) or (iv) two business days following sending by overnight delivery by an internationally recognized overnight courier, in each case to the respective parties at the following addresses (or at such other address for a party as will be specified in a notice given in accordance with this Section 6.03):

(a) if to A&P:

2 Paragon Drive Montvale, NJ 07645 Fax: (201) 571-4106 Phone: 201-573-9700 Email: richarda@aptea.com Attention: Allan Richards with a copy to:

Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005 Fax: 212-378-2324 Phone: 212-701-3215 Email: korce@cahill.com Attention: Kenneth W. Orce, Esq.

McGuireWoods LLP 7 Saint Paul St., Suite 1000 Baltimore, MD 21202-1671 Fax: 410.659.4535 Phone: 410.659.4419 Email: cmartin@mcguirewoods.com Attention: Cecil E. Martin, III, Esq.

(b) if to Tengelmann:

Wissollstrasse 5-43 D-45478 Mülheim an der Ruhr GERMANY Fax: +49 (0)208 5806 6585 Phone: +49 (0)208 5806 6382
Email:	HaubC@APTEA.com,
fhartmann@uz.tengelmann.de
Attention:	Mr. Christian Haub
Dr. Frank Hartmann

with a copy to:

Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, NY 10019 Fax: 212-474-3700 Phone: 212-474-1000 Email: sjebejian@cravath.com
Attention:	Philip A. Gelston, Esq.
Sarkis Jebejian, Esq.

                    SECTION 6.04. Reasonable Efforts; Further Actions. The parties hereto each will use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

                    SECTION 6.05. Consents. The parties hereto will cooperate, with each other in filing any necessary applications, reports or other documents with, giving any notices to, and seeking any consents from, all regulatory bodies and all Governmental Entities and all third parties as may be required in connection with the consummation of the transactions contemplated by this Agreement.

                    SECTION 6.06. Fees and Expenses. (a) Following the date hereof, A&P and Tengelmann agree, subject to any restrictions under applicable Law, to negotiate in good faith to enter into a services agreement whereby Tengelmann would provide transactional and other services to A&P as requested from time to time in exchange for reasonable compensation to Tengelmann as agreed by the parties.

                    (b) Whether or not the Merger is consummated, A&P will pay its own costs and expenses, and will reimburse Tengelmann for its reasonable out of pocket costs and expenses, incurred in connection with (a) this Agreement, (b) the Merger and related potential transactions and financings and (c) subject to authorization of Tengelmann’s activities by the Non-Tengelmann Directors, any purchase or sale of more than 15% of the A&P Common Stock outstanding on the date of such purchase or sale or Business Combination or other strategic transaction or capital transaction involving A&P, in each case including the reasonable fees and expenses of counsel, irrespective of when incurred.

                    SECTION 6.07. Access to Information; Financial Statements. (a) Upon reasonable prior written notice, A&P will, and will cause its Subsidiaries and the Representatives of A&P and its Subsidiaries to, afford Tengelmann and its Representatives reasonable access, consistent with applicable Law, to its and its Subsidiaries’ Representatives, and to the books and records of A&P and its Subsidiaries, and shall furnish Tengelmann with financial, operating and other data and information of A&P and its Subsidiaries as Tengelmann may from time to time reasonably request in writing, including to enable Tengelmann to prepare its financial statements and in connection with its financial reporting generally. Neither A&P nor its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of A&P or its Subsidiaries or contravene any Law (including antitrust Laws).

                    (b) As soon as reasonably practicable following the end of each fiscal quarter and fiscal year, A&P will furnish to Tengelmann the consolidated financial statements of A&P (including providing draft statements as such statements become available and, with respect to fiscal years, audit reports as such reports become available). A&P shall use its reasonable best efforts to assist Tengelmann with respect to preparing Tengelmann’s financial statements and in connection with Tengelmann’s financial reporting generally, in a manner consistent with past practice. A&P will cooperate, in a manner consistent with past practice, with and assist Tengelmann in the translation of A&P’s financial statements in order to conform such financial statements to applicable German and/or international accounting standards and shall otherwise provide Tengelmann with access to information necessary in connection with such financial statements and financial reporting.

                    SECTION 6.08. Amendments; Waivers. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that no such amendment or waiver by A&P will be effective without the approval of a majority of the Non-Tengelmann Directors (except for amendments or waivers that are administrative in nature or that do not materially adversely affect the rights of the Unaffiliated Equity Holders, which amendments and waivers will only require the approval of a majority of the Directors).

                    (b) The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights nor will any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law or otherwise.

                    SECTION 6.09. Interpretation. When a reference is made in this Agreement to an Article, a Section, a Subsection or a Schedule, such reference will be to an Article, a Section, a Subsection or a Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” will refer to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a Person are also to its permitted successors and assigns. In the event that A&P reorganizes such that it becomes a Subsidiary of a holding company, all references herein to A&P shall be deemed to be to such holding company and A&P shall cause such holding company to become a party to this Agreement and comply herewith and, to the extent necessary or appropriate for enforcement hereof, cause the organizational documents of such holding company to reflect the terms hereof.

                    SECTION 6.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Without limiting the generality of the foregoing, the invalidity, illegality or unenforceability of the Tengelmann Mirror Vote provisions hereof will be deemed to materially adversely affect the economic and legal substance of the transactions contemplated hereby in the event Tengelmann ceases to comply therewith. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the purpose of this Agreement is fulfilled to the fullest extent possible.

                    SECTION 6.11. Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                    SECTION 6.12. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any Person other than the parties any rights or remedies.

                    SECTION 6.13. Governing Law. Except to the extent specifically required by the MGCL, this Agreement will be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof. The parties declare that it is their intention that this Agreement will be regarded as made under the Laws of the State of New York and that the Laws of the State of New York will be applied in interpreting its provisions in all cases where legal interpretation will be required, except to the extent the MGCL is specifically required by such act to govern the interpretation of this Agreement.

                    SECTION 6.14. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties hereto. Any purported assignment without such prior written consent will be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                    SECTION 6.15. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Supreme Court of the State of New York sitting in New York County or the United States District Court of the Southern District of New York, or in each case any appellate court thereof, without the necessity of proving the inadequacy of money damages as a remedy, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties (a) irrevocably and unconditionally consents to submit itself and its property to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and in each case any appellate court thereof, in any dispute arising out of this Agreement, (b) agrees that it will not attempt to deny or defeat such exclusive jurisdiction by motion or other request for leave from any such court, (c) irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue, or the defense of an inconvenient forum to the maintenance, of any action, suit or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, (d) agrees that it will not bring any action arising out of or relating to this Agreement in any court other than the Supreme Court of the State of New York sitting in New York County or the United States District Court of the Southern District of New York, or in each case any appellate court thereof, and (e) waives any right to trial by jury with respect to any action related to or arising out of this Agreement, or for recognition or enforcement of any judgment. Each of the parties hereto agrees that a final nonappealable judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties to this Agreement irrevocably consents to service of process in the manner provided for delivering notices in Section 6.03. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

                    SECTION 6.16. Effectiveness. Except for this Section 6.16 and Sections 6.03, 6.06(b), 6.08, 6.09, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.17, 6.18 and 6.19, which shall become effective as of the date hereof, this Agreement will become effective upon the Closing Date.

                    SECTION 6.17. Termination.

                    (a) Automatic Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement will automatically terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the percentage of Voting Power in A&P (determined on the basis of the number of outstanding shares of Voting Stock of A&P (including for such purposes any Voting Stock underlying stock options that is beneficially owned by Christian W.E. Haub as of the date of this Agreement), as set forth in the most recent SEC filing of A&P prior to such date that contained such information) that is beneficially owned by Tengelmann and its Affiliates equaling 100% or (iii) such percentage equaling less than 10%.

                    (b) Survival. In the event that this Agreement will terminate, all provisions of this Agreement will terminate and will be void, except (i) Article III will survive any such termination until Tengelmann and its Affiliates no longer hold Registrable Securities and (ii) Articles I and VI will survive any such termination indefinitely. Nothing in this Section 6.17 will be deemed to release any party from any liability for any willful and material breach of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                    SECTION 6.18. Confidentiality. (a) Tengelmann agrees to maintain, and shall cause its Representatives to maintain, the confidentiality of all material non-public information obtained by it from A&P or any of its Subsidiaries or any of their respective Representatives, and not to use such information for any purpose other (i) than the evaluation and protection of its investment in A&P, (ii) the exercise of any of its respective rights under this Agreement and (iii) the exercise by the Tengelmann Directors of their duties as Directors.

                    (b) Notwithstanding the foregoing, the confidentiality obligations of Section 6.18(a) will not apply to information obtained other than in violation of this Agreement:

          (i) which Tengelmann or any of its Representatives is required to disclose by judicial or administrative process, or by other requirements of applicable Law or regulation or any governmental authority (including any applicable rule, regulation or order of a self-governing authority, such as the NYSE); provided that, where and to the extent practicable, the disclosing party (A) gives the other party reasonable notice of any such requirement and, to the extent protective measures consistent with such requirement are available, the opportunity to seek appropriate protective measures and (B) cooperates with such party in attempting to obtain such protective measures;

(ii) which becomes available to the public other than as a result of a breach of Section 6.18(a); or

          (iii) which has been provided to Tengelmann or any of its Representatives by a third party who obtained such information other than from any such Person or other than as a result of a breach of Section 6.18(a).

                    SECTION 6.19. No Liability of Partners. Notwithstanding anything that may be expressed or implied in this Agreement, A&P acknowledges and agrees that (i) notwithstanding that Tengelmann may be a partnership, no recourse hereunder or under any documents or instruments delivered by Tengelmann in connection herewith may be had against any officer, agent or employee of Tengelmann or any partner, member or stockholder of Tengelmann or any director, officer, employee, partner, affiliate, member, manager, stockholder, assignee or representative of the foregoing (any such person or entity, a “Representative”), whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, and (ii) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Representative under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligations or by their creation.

                    IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement as of the day and year first above written.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

By:	/s/ Allan Richards

	Name:	Allan Richards
	Title:	Senior Vice President, Human Resources, Labor Relations, Legal Services & Secretary

TENGELMANN WARENHANDELSGESELLSCHAFT KG

By:	Tengelmann Verwaltungs-und Beteiligungs GmbH, as Managing Partner

	By	/s/ Christian W. E. Haub

Name: Christian W. E. Haub
Title: Managing Director

Signature Page to Stockholder Agreement

SCHEDULE I

Investment Banks

1.	J.P. Morgan

2.	Morgan Stanley

3.	UBS

EXHIBIT A

Amendments to the By-laws

The By-laws of the Great Atlantic & Pacific Tea Company, Inc. (the “By-laws”) shall be amended to insert the following as a new Article XI:

ARTICLE XI.

Section 1. Notwithstanding anything to the contrary in the By-laws, so long as the Outstanding Percentage Interest (such term, and other capitalized terms used but not defined in the By-laws, shall have the meanings set forth in Section 4 of this Article XI) is at least 10%:

          (a) The Board of Directors will be composed of nine directors, and, subject to any additional requirements provided for in the Certificate of Incorporation of the Corporation, the number of such directors may not be increased or decreased without the approval of that number of directors that is at least 66.67% of the total number of directorships (including vacancies); provided, however, that any decrease in the number of directorships that has the effect of reducing the number of Tengelmann Directors or the number of directors that Tengelmann is entitled to nominate hereunder shall require the consent of Tengelmann.

          (b) Subject to Section 1(c) below to the extent such section has been complied with by the Corporation, Tengelmann will have the right to designate for nomination (it being understood that such nomination will include any nomination of any incumbent Tengelmann Director for reelection to the Board of Directors) to the Board of Directors that number of individuals equal to (i) the product of the total number of directorships (including vacancies) at such time and the Outstanding Percentage Interest of Tengelmann at such time (rounded to the nearest whole number), minus (ii) the number of Tengelmann Directors who are not then subject to election and who will be continuing to serve on the Board of Directors following such election (each such directorship, a “Tengelmann Directorship”) and each such designee (each, a “Tengelmann Nominee”) will be included in the slate of nominees recommended by the Corporation for election to the Board of Directors. No individual who does not satisfy the qualification set forth in the preceding sentence shall be eligible for nomination or election to a Tengelmann Directorship.

          (c) Notwithstanding anything to the contrary in this Section 1, no member of the Governance Committee of the Board of Directors and no director shall be under any obligation to nominate and recommend a Tengelmann Nominee or elect a Tengelmann Nominee to fill a vacant Tengelmann Directorship if he or she determines, in good faith and after consideration of specific written advice of outside counsel expert in Maryland corporation law (a copy of which will be provided to Tengelmann), that such nomination or recommendation would reasonably be expected to violate his or her duties

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under §2-405.1(a) of the Maryland General Corporation Law (the “MGCL”) because (i) such nominee is unfit to serve as a director of an NYSE-listed company or (ii) service by such nominee as a Director would reasonably be expected to violate applicable Law or, due to such nominee’s relationship as a director, employee or stockholder of another company, result in a conflict of interest (it being understood that any such person’s relationship with Tengelmann may not serve as a basis for any such determination), in which case the provisions of Section 1(b) above or Section 1(e) below, as the case may be, will continue to apply but Tengelmann will have a reasonable opportunity (but in any event not less than 30 days) to designate an alternate Tengelmann Nominee.

          (d) No Tengelmann Nominee or Tengelmann Director shall be qualified to be a director unless at all times during his or her term, he or she remains acceptable to Tengelmann.

          (e) Upon the death, resignation, retirement, incapacity, disqualification or removal from office for any other reason of any Tengelmann Director, Tengelmann will have the right to designate the replacement for such Tengelmann Director and only such designee will, subject to Section 1(c) above to the extent such section has been complied with by the Corporation, be qualified to fill such vacancy. Conversely, in the event of the death, resignation, incapacity, disqualification or removal of any director other than a Tengelmann Director (a “Non-Tengelmann Director”), a majority of the Non-Tengelmann Directors will have the exclusive right to designate the replacement for such Director and only such designee will be qualified to fill such vacancy. Following any such designation pursuant to either of the two immediately preceding sentences, no board action (other than to fill such vacancy) may be taken until such vacancy is filled.

          (f) Without limiting the generality of Section 1(b) above, if the number of Tengelmann Directors is less than the number that Tengelmann has the right (and wishes) to designate pursuant to this Section 1, (i) the number of directors shall automatically be increased by a number sufficient to permit Tengelmann to designate the full number of Tengelmann Directors that it is entitled (and wishes) to designate pursuant to this Section 1 or (ii) alternatively, the secretary of the Corporation, at the request of Tengelmann, shall call a special meeting of the stockholders of the Corporation for the purpose of removing directors to create such vacancies as are necessary to permit Tengelmann to designate the full number of Tengelmann Directors that it is entitled (and wishes) to designate pursuant to this Section 1. Upon the creation of any vacancy pursuant to the preceding sentence, Tengelmann shall designate the person to fill such vacancy in accordance with this Section 1, and, subject to Section 1(c) above to the extent such section has been complied with, such designee shall be qualified to fill such vacancy. Following any such designation, no board action (other than to fill such vacancy) may be taken until such vacancy is filled. In the event that the number of directors is increased pursuant to this Section 1(f), the number of directors shall automatically be reduced at the first available opportunity to comply with the number of directors otherwise specified by Section 1(a).

          (g) The rights and obligations of Tengelmann under this Article XI shall apply to any and all Affiliate(s) of Tengelmann which beneficially own Voting

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Stock as of the date of the Stockholder Agreement and any and all Affiliate(s) of Tengelmann to whom any shares of Voting Stock are transferred in any manner, and any such transfer shall be conditioned on such transferee entering into a written agreement in form and substance acceptable to the Corporation extending the rights and obligations of Tengelmann under such provisions to such transferee(s). All references to Tengelmann in this Article XI shall be deemed to refer to Tengelmann and such Affiliates except as the context otherwise requires.

          (h) Tengelmann Directors shall serve on each committee of the Board of Directors and the number of Tengelmann Directors on a committee of the Board of Directors shall be not less than (x) the number of Tengelmann Nominees which Tengelmann is entitled to designate for nomination as a director at such time divided by (y) the total number of seats on the Board of Directors at such time multiplied by (z) the number of directors serving on such committee (rounded to the nearest whole number). Tengelmann shall have the right to select the Tengelmann Directors who will serve on each committee of the Board of Directors; provided that, so long as there are any Tengelmann Directors serving on the Board of Directors, at least one Tengelmann Director shall serve on each committee of the Board of Directors. No committee shall take any action unless the requirements of the preceding two sentences have been fully satisfied. Notwithstanding the foregoing, a Tengelmann Director shall not serve on any committee if such service would violate any Law concerning the independence of directors.

          (i) Any director will have the right to call a meeting of the Board of Directors.

Section 2. Notwithstanding anything to the contrary in the By-laws, for so long as Tengelmann’s Outstanding Percentage Interest is at least 25%:

          (a) the approval of Tengelmann will be required for the Corporation to do any of the following actions (in addition to any other Board of Directors or stockholder approval required by any Law, the Corporation’s Certificate of Incorporation or these By-laws):

          (i) any Business Combination by the Corporation, except for the Merger and any other Business Combination involving consideration with a Fair Market Value not exceeding $50,000,000 to be paid by or to the Corporation or its stockholders as the case may be;

          (ii) the issuance of any Equity Security of the Corporation, the creation of any right to acquire such Equity Security or any amendment to the terms of any such Equity Security, to the extent such issuance, creation or amendment requires stockholder approval; provided, however that this clause (ii) shall not include any issuance (A) of any Roll-over Warrants, (B) pursuant to any employee compensation plan or other benefit plan including stock option, restricted stock or other equity based compensation plans or (C) of any

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Equity Security issued or issuable under rights existing as of the Closing Date after giving effect to the Merger;

          (iii) any amendment to the Corporation’s Certificate of Incorporation or the By-laws;

          (iv) any amendment to the charter of any committee of the Board of Directors or to any corporate governance guideline relating to any matter addressed by the Stockholder Agreement, dated March 4, 2007, between the Corporation and Tengelmann (the “Stockholder Agreement”) that would reasonably be expected to obviate in any manner any of Tengelmann’s rights thereunder or the exercise thereof;

          (v) the adoption, implementation or amendment of, or redemption under, any takeover defense measures (including a rights plan);

          (vi) any Discriminatory Transaction;

          (vii) any transaction between (A) the Corporation or any of its Subsidiaries, on the one hand, and (B) any Affiliate of the Corporation (other than (1) any director, officer or Subsidiary of the Corporation and (2) Tengelmann or any of its Affiliates), on the other hand;

          (viii) a change of the Corporation’s policies concerning the need for Board of Directors approval intended or reasonable likely to have the effect of obviating any of Tengelmann’s rights under the Stockholder Agreement or the exercise thereof; or

          (ix) the issuance and delivery to Yucaipa of any common stock of the Corporation upon exercise by Yucaipa of the Roll-over Warrants, except to the extent that a cash settlement of any Roll-over Warrants would reasonably be expected to cause a Liquidity Impairment, in which case the Corporation shall be permitted to issue and deliver common stock of the Corporation to Yucaipa upon exercise of such Roll-over Warrants to the extent necessary to avoid a Liquidity Impairment; and

          (b) the approval of a majority of the Tengelmann Directors will be required for the Board of Directors to approve or authorize, and for the Corporation to do, any of the following (in addition to any other Board of Directors or stockholder approval required by any Law, the Corporation’s Certificate of Incorporation or these By-laws):

          (i) any acquisition or disposition (in one transaction or a series of related transactions) of any assets (including any Equity Securities of any Subsidiary of the Corporation), business operations or securities with a Fair Market Value of more than $50,000,000, including a disposition of equity securities of Metro, Inc. owned by the

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Corporation, but excluding any disposition to, or acquisition from or of, a wholly-owned Subsidiary of the Corporation or any disposition that (A) occurs in connection with creating or granting any Encumbrances to a third party that is not a Subsidiary or Affiliate of the Corporation in connection with a bona fide financing or (B) arises as a matter of Law (other than by reason of a merger or consolidation) or occurs pursuant to a court order;

          (ii) the issuance of any Equity Security of the Corporation, the creation of any right to acquire such Equity Security or any amendment to the terms of any such Equity Security; provided, however that this clause (ii) shall not include any issuance (A) of any Roll-over Warrants, (B) pursuant to any employee compensation plan or other benefit plan including stock option, restricted stock or other equity based compensation plans or (C) of any Equity Security issued or issuable under rights existing as of the Closing Date after giving effect to the Merger;

          (iii) any repurchase of common stock of the Corporation pursuant to a self-tender offer, stock repurchase program, open market transaction or otherwise, other than a repurchase of common stock of the Corporation from employees or former employees pursuant to the terms and conditions of employee stock plans or a purchase of common stock of the Corporation from Tengelmann pursuant to the Stockholder Agreement;

          (iv) any declaration or payment of a dividend on the common stock of the Corporation;

          (v) the adoption or amendment of any strategic plans, priorities or direction for the Corporation and its Subsidiaries and their businesses for a period of at least three years, except for amendments not exceeding $10,000,000 individually or in the aggregate in any 12-month period;

          (vi) the adoption or amendment of the operating plan or budget, capital expenditure budget, financing plan or any financial goal, except for amendments not exceeding $10,000,000 individually or in the aggregate in any 12-month period;

          (vii) the appointment or removal of the chairman of the Board of Directors or the election (but not removal) of the chief executive officer of the Corporation;

          (viii) the Dissolution of the Corporation;

          (ix) any capital expenditure of more than $10,000,000 (excluding any capital expenditure previously approved, or capital

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expenditure pursuant to a capital expenditure program or budget or plan that was previously approved, by the Board of Directors as part of the approval of the Corporation’s annual operating plan, capital expenditures budget or otherwise); or

          (x) any incurrence, assumption, or issuance of Indebtedness in one or a series of related transactions in an aggregate principal amount of more than $50,000,000 (other than any refinancing of Indebtedness existing on the Closing Date or the incurrence of which was approved by the Board of Directors in accordance with this Section 2, which refinancing is on terms consistent with or more favorable (to the Corporation) than the terms of such Indebtedness and does not increase the principal amount of such Indebtedness).

Section 3. So long as the percentage of Voting Power in the Corporation (determined on the basis of the number of outstanding shares of Voting Stock of the Corporation (including for such purposes any Voting Stock underlying stock options that is beneficially owned by Christian W.E. Haub as of the date of this Agreement), as set forth in the most recent SEC filing of the Corporation prior to such date that contained such information) that is beneficially owned by Tengelmann and its Affiliates is at least 10%, this Article XI of the By-laws shall not be altered, amended or repealed, or any new By-law inconsistent with such Article adopted, without the prior written approval of Tengelmann. Anything to the contrary herein notwithstanding, in the event that such percentage of Voting Power in the Corporation beneficially owned by Tengelmann and its Affiliates is at any time less than 10%, this Article XI shall expire and thereafter be of no further force or effect. For the avoidance of doubt, this Article XI is intended to codify certain of the rights of Tengelmann in accordance with the Stockholder Agreement. In the event of any inconsistency between the Stockholder Agreement and any provision of the By-laws or corporate governance policies and guidelines of the Corporation, the provisions of the Stockholder Agreement will control, to the extent permitted by applicable law.

Section 4. The following terms used in this Article XI but not defined in the By-laws shall have the following definitions. Capitalized terms used in this Section 4 and not defined in this Article XI shall have the meanings assigned to such terms in the By-laws.

          An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

          “Business Combination” with respect to any Person means any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), of all or substantially all of the assets of such Person and its Subsidiaries, taken as a whole, to any other Person or (ii) any transaction (including any merger or consolidation) the consummation of which would result in any other Person (or, in the case of a merger or consolidation, the shareholders of such other Person) becoming, directly or indirectly, the beneficial owner of more than 50% of the Voting

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Stock and/or Equity Securities of such Person (measured in the case of Voting Stock by Voting Power rather than number of shares).

          “Closing” means the closing of the Merger.

          “Closing Date” means the date of the closing of the Merger.

          “Discriminatory Transaction” means any corporate action (other than those taken pursuant to the express terms of the Stockholder Agreement) that would (i) impose material limitations on the legal rights of Tengelmann as a holder of a class of Voting Stock of the Corporation (including any action that would impose material restrictions without lawful exemption on Tengelmann that are based upon the size of security holding, the business in which a security holder is engaged or other considerations applicable to Tengelmann and not to holders of the same class of Voting Stock of the Corporation generally, but excluding any such action which is expressly required by applicable Law without any provision to exclude Tengelmann), which limitations are disproportionately (i.e. other than in a proportionate manner consistent with Tengelmann’s pro rata ownership of such class of Voting Stock) borne by Tengelmann as opposed to other stockholders of the Corporation, or (ii) deny any material benefit to Tengelmann proportionately as a holder of any class of Voting Stock of the Corporation that is made available to other holders of that same class of Voting Stock of the Corporation generally.

          “Dissolution” means with respect to any Person the dissolution of such Person, the adoption of a plan of liquidation of such Person or any action by such Person to commence any suit, case, proceeding or other action (i) under any existing or future Law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to such Person, or seeking to adjudicate such Person bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to such Person or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for such Person, or making a general assignment for the benefit of the creditors of such Person. Any verb forms of this term have corresponding meanings.

          “Encumbrance” means any lien, encumbrance, security interest, pledge, mortgage, hypothecation, charge, restriction on transfer of title, adverse claim, title retention agreement of any nature or kind, or other encumbrance, except for any restrictions arising under any applicable securities Laws.

          “Equity Security” means (i) any common stock or other Voting Stock, (ii) any securities convertible into or exchangeable for common stock or other Voting Stock or (iii) any options, rights or warrants (or any similar securities) to acquire common stock or other Voting Stock.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended.

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          “Fair Market Value” means (i) with respect to cash or cash equivalents, the amount of such cash or cash equivalents, (ii) with respect to any security listed on a national securities exchange or otherwise traded on any national securities exchange or other trading system, the average of the closing prices of such security as reported on such exchange or trading system for each of the five Trading Days prior to the date of determination, and (iii) with respect to property other than cash or securities of the type described in clauses (i) and (ii), the cash price at which a willing seller would sell and a willing buyer would buy such property in an arm’s length negotiated transaction without time constraints.

          “GAAP” means U.S. generally accepted accounting principles, as in effect at the time such term is relevant.

          “Governmental Entity” means any transnational, federal, state, local or foreign government, or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities exchange or national quotation system on which securities issued by the Corporation or any of its Subsidiaries are listed or quoted.

          “Indebtedness” means, with respect to any Person, without duplication: (i) (A) indebtedness for borrowed money, (B) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof), (D) all letters of credit issued for the account of such Person and (E) obligations of such Person to pay rent or other amounts under any lease of real property or personal property, which obligations are required to be classified as capital leases in accordance with GAAP; (ii) indebtedness for borrowed money of any other Person guaranteed, directly or indirectly, in any manner by such Person; and (iii) indebtedness of the type described in clause (i) above secured by any Encumbrance upon property owned by such Person, even though such Person has not in any manner become liable for the payment of such indebtedness; provided, however, that Indebtedness shall not be deemed to include (i) any accounts payable or trade payables incurred in the ordinary course of business of such Person, or (ii) any intercompany indebtedness between any Person and any wholly owned Subsidiary of such Person or between any wholly owned Subsidiaries of such Person.

          “Law” means any law, treaty, statute, ordinance, code, rule, regulation, judgment, decree, order, writ, award, injunction, authorization or determination enacted, entered, promulgated, enforced or issued by any Governmental Entity.

          A “Liquidity Impairment” shall be deemed to occur to the extent that any necessary cash settlement(s) of Roll-over Warrants, or any payment(s) in accordance with Article V of the Stockholder Agreement, would:

          (i) violate, breach or give rise to a default or event of default under or in respect of any contract, credit facility, agreement or other obligation of the Corporation, either existing as of the Closing Date, incurred in connection with the Merger or the financing and other transactions

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consummated substantially concurrently with the Merger or entered into after the Closing Date (with the approval of a majority of the Tengelmann Directors), or any refinancing thereof (with the approval of a majority of Tengelmann Directors or on terms substantially similar to, and in any event no less favorable to the Corporation than, the terms of the obligation being refinanced), or

          (ii) reasonably be expected, after giving effect to the proposed cash settlement or payment, to cause (A) cash plus cash equivalents plus marketable securities plus cash available for drawdown under any then existing credit agreement or other financing facility of the Corporation or any of its Subsidiaries (without conditions that are not reasonably capable of being satisfied at the applicable time) less (B) cash in stores plus restricted cash plus restricted marketable securities, to equal less than $200,000,000, as of the date of the proposed cash settlement or payment, as applicable, or any date within 180 days thereafter, after taking into account any changes or adjustments to any of the foregoing items scheduled or reasonably anticipated, in good faith, by the Chief Financial Officer of the Corporation to occur during such 180-day period.

For purposes of the foregoing definition, the terms “cash”, “cash equivalents”, “marketable securities”, “restricted cash” and “restricted marketable securities” shall mean the amount set forth opposite the corresponding line item on the Corporation’s most recent audited or unaudited consolidated balance sheet prior to the date of the proposed cash settlement or payment (i.e. as at the end of the most recently concluded 4-week fiscal period) and “cash in stores” shall mean cash held by all of the Corporation’s or any of its Subsidiaries’ stores as of such balance sheet date as determined by the Corporation in accordance with past practices.

          “Merger” means the acquisition of Pathmark, a Delaware corporation, by the Corporation.

          “NYSE” means the New York Stock Exchange.

          “Outstanding Percentage Interest” means, as of any date of determination, the percentage of Voting Power in the Corporation (determined on the basis of the number of outstanding shares of Voting Stock of the Corporation (including for such purposes any Voting Stock underlying stock options that is beneficially owned by Christian W.E. Haub as of the date of the Stockholder Agreement), as set forth in the most recent Securities and Exchange Commission filing of the Corporation prior to such date that contained such information) that is beneficially owned by Tengelmann and its Affiliates as of such date; provided¸ however, that to the extent that any decrease in Tengelmann’s Outstanding Percentage Interest is attributable to issuances of Equity Securities by the Corporation (as opposed to dispositions of Equity Securities of the Corporation by Tengelmann or its Affiliates), such decrease will not be taken into account for purposes of calculating Outstanding Percentage Interest for purposes of this Article XI unless such decrease is attributable to issuance of Equity Securities by the Corporation (x) in

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connection with a Business Combination by the Corporation or other acquisition by the Corporation, other than the Merger, approved by Tengelmann in accordance with Section 2(a)(i) or Section 2(b)(i) of this Article XI or (y) on or about the Closing Date in connection with the Merger, as merger consideration, but not in any event by any warrants or options issued in connection with the Merger.

          “Pathmark” means Pathmark Stores, Inc., a Delaware corporation.

          “Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity, unincorporated organization or other entity, foreign or domestic.

          “Roll-over Warrants” means the warrants issued as part of the Merger by the Corporation to Yucaipa in exchange for the Series A Warrants and the Series B Warrants.

          “Series A Warrants” means the Series A warrants to purchase 10,060,000 shares of common stock of Pathmark at an exercise price of $8.50 per share, as such share amount and exercise price may be adjusted from time to time in accordance with the terms of such warrants in effect on the date hereof (or as such terms shall be amended pursuant to agreements entered into on the date hereof in connection with the Merger).

          “Series B Warrants” means the Series B warrants to purchase 15,046,350 shares of common stock of Pathmark at an exercise price of $15.00 per share, as such share amount and exercise price may be adjusted from time to time in accordance with the terms of such warrants in effect on the date hereof (or as such terms shall be amended pursuant to agreements entered into on the date hereof in connection with the Merger).

          A “Subsidiary” of any Person means, on any date, any Person (i) the accounts of which would be consolidated with and into those of the applicable Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which (a) securities or other ownership interests representing more than 50% of the equity or (b) more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests, as of such date, are owned, controlled or held by the applicable Person or one or more Subsidiaries of such Person.

          “Tengelmann” means Tengelmann Warenhandels-Gesellschaft KG, a limited partnership organized under the laws of Germany.

          “Tengelmann Director” means a Director designated for nomination by Tengelmann and actually elected (including to fill a vacancy) pursuant to the provisions of Section 1.

          “Trading Day” means (i) for so long as the common stock of the Corporation is listed or admitted for trading on the NYSE or another national securities exchange, a day on which the NYSE or such other national securities exchange is open for business or (ii) if the common stock of the Corporation ceases to be so listed, any day other than a

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Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by Law or executive order to close.

          “Voting Power” means the power to vote or to control, directly or indirectly, by proxy or otherwise, the vote of any Voting Stock at the time such determination is made; provided that a Person will not be deemed to have Voting Power as a result of an agreement, arrangement or understanding to vote such Voting Stock if such agreement, arrangement or understanding (i) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (ii) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report). For purposes of determining the percentage of Voting Power of any class or series (or classes or series) beneficially owned by Tengelmann or any other Person, any Voting Stock not outstanding which is issuable pursuant to conversion, exchange or other rights, warrants, options or similar securities (other than any Voting Stock underlying stock options that is beneficially owned by Christian W. E. Haub as of the date of this Agreement) will not be deemed to be outstanding for the purpose of computing the Voting Power of Tengelmann or any other Person.

          “Voting Stock” of any Person means securities beneficially owned by such Person then having the right to vote generally in any election of directors of the Corporation.

          “Yucaipa” means Yucaipa Corporate Initiatives Fund I, L.P., Yucaipa American Alliance Fund I, L.P. and Yucaipa American Alliance (Parallel) Fund I, L.P.